                   AGREEMENT FOR THE PURCHASE OF COMMON STOCK

          AGREEMENT, made this January 15, 1998, by and between the undersigned Shareholders of WAGG CORP. ("WAGG") and Alternative Entertainment, Inc. ("PURCHASER"), for the purpose of setting forth the terms and conditions upon which the Shareholders will sell to PURCHASER shares of WAGG's common stock.

          The information contained in the outline pages preceding this Agreement is part of and intended to be merged into and made a part of this Agreement.

          In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE I

                               SALE OF SECURITIES

          Subject to the terms and conditions of this Agreement, the Shareholders agree to sell, and PURCHASER agrees to purchase, 4,821,997 shares of the common stock of WAGG for $50,000.00. The shares to be sold by each Shareholder and the consideration to be received by each Shareholders is reflected in the following table:

                                   Shares          Consideration
Shareholder                      to be sold        to be received
Livingston Realty                1,225,896         $ 12,601.00
Morris Diamond                     750,000            7,800.00
Shirley Diamond                    760,000            7,904.00
Tramdot Development Corp.        1,000,000           10,400.00
Southward Investments              553,101            5,752.00
Rose Merzel                        286,071            2,975.00
Martin Osber                       246,929            2,568.00

         Totals                  4,821,997          $50,000.00

          At PURCHASER's option, subject to there being available, and upon written notification to the Shareholders prior to closing, PURCHASER will have the option to purchase from the Shareholders additional shares of WAGG's common stock at a price to be negotiated. The additional shares to be purchased shall be sold, and the additional consideration will be paid, on a pro rata basis among the Shareholders. Each Shareholder hereby appoints Southward Investments to receive and hold all consideration received from PURCHASER for the sale of the shares described above.

          Upon the execution of this Agreement, PURCHASER has tendered a check in the amount of $3,500 to the Shareholders. This amount will be applied as an irrevocable performance deposit and will be applied at closing towards the payment of the shares described above.


                                   ARTICLE II

                          REPRESENTATIONS AND WARRANTIES

          The Shareholders, jointly and severally, represent and warrant to PURCHASER that the following shall be true and correct in all respects as of the closing (as defined in Article IV of this Agreement).

          2.01 ORGANIZATION. WAGG is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Delaware. All actions taken by the Incorporators, Directors and/or shareholders of WAGG have been valid and in accordance with the laws of the State of Delaware.

          2.02 CAPITAL. The authorized capital stock of WAGG consists of 20,000,000 shares of common stock, $0.001 par value, of which 6,027,496 shares are issued and outstanding. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating WAGG to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of WAGG are subject to any stock restriction agreements. There are approximately 715 bonafide shareholders of WAGG. All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and in accordance with Delaware corporate law. At least 80% of such shareholders each own at least 100 shares of WAGG's common stock.

          2.03 FINANCIAL STATEMENTS. Exhibit A to this Agreement includes the balance sheets of WAGG as of January 20, 1998, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by WAGG throughout the periods indicated, and fairly present the financial position of WAGG as of the date of the balance sheet included in the financial statements, and the results of its operations for the periods indicated.

          2.04 ABSENCE OF CHANGES. Since January 20, 1998, there has not been any change in the financial condition or operations of WAGG, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.


          2.05 LIABILITIES. WAGG did not as of January 20, 1998 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in WAGG's balance sheet as of January 20, 1998. The Shareholders are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving WAGG or its common stock. There is no dispute of any kind between WAGG and any third party, and no such dispute will exist at the closing of this Agreement. At closing, WAGG will be free from any and all liabilities, liens, claims and/or commitments.

          2.06 TAX RETURNS. Within the times and in the manner prescribed by law, WAGG has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of WAGG have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in WAGG's balance sheet as of January 20, 1998, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by WAGG.

          2.07 ABILITY TO CARRY OUT OBLIGATIONS. The Shareholders have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which WAGG or the Shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause WAGG to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of WAGG or upon the securities of WAGG to be acquired by PURCHASER.

          2.08 FULL DISCLOSURE. None of representations and warranties made by the Shareholders, or in any certificate or memorandum furnished or to be furnished by the Shareholders, or on their behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

          2.09 CONTRACTS AND LEASES. WAGG does not and has never carried on any business. WAGG is not a party to any contract, agreement or lease. No person holds a power of attorney from WAGG.

          2.10 COMPLIANCE WITH LAWS. WAGG has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to WAGG. WAGG has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. At the time WAGG filed its Form D with the Securities and Exchange Commission, WAGG was entitled to use the exemption provided by Section 504 of the Securities and Exchange Commission relative to the exchange of its shares or any other transaction described in such Form D.

          2.11 LITIGATION. WAGG is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Shareholders, there is no basis for any such action or proceeding and no such action or proceeding is threatened against WAGG. WAGG is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

          2.12 CONDUCT OF BUSINESS. Prior to the closing, WAGG shall conduct its business in the normal course, and shall not (without the prior written approval of PURCHASER) (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

          2.13 CORPORATE DOCUMENTS. Copies of each of the following documents, which are true, complete and correct in all material respects, will be attached to and made a part of this Agreement:

                (i)    Articles of Incorporation;

                (ii)   Bylaws;

                (iii)  Minutes of Shareholders Meetings;

                (iv)   Minutes of Directors Meetings;

                (v) An Opinion Letter from our attorney attesting to the validity and condition of the Corporation

                (vi)   List of Officers and Directors;

                (vii)  List of Shareholders;

                (viii) Copy of Form D filed with Securities and Exchange Commission;

                (ix) Balance Sheet as of January 20, 1998, together with other financial statements described in Section 2.03;

                (x) Secretary of State Filing Receipt stamped on the Certificate of Incorporation.

                (xi) Copies of all federal and state income tax returns of WAGG;

                (xii) Stock certificate records of WAGG and a current, accurate list of WAGG shareholders;

                (xiii) A copy of Form M-11 filed with the State of New York;

          2.14 CLOSING DOCUMENTS. All minutes, consents or other documents pertaining to WAGG to be delivered at closing shall be valid and in accordance with the laws of Delaware.

          2.15 TITLE. The Shareholders have good and marketable title to all of the securities to be sold to PURCHASER pursuant to this Agreement. The securities to be sold to PURCHASER will be, at closing, free and clear of all liens, security interests, pledges, charges, claims or encumbrances of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. Except as provided in this Agreement, the Shareholders are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be sold to PURCHASER. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by PURCHASER, impair, restrict or delay PURCHASER's voting rights with respect to the Shares.

                                   ARTICLE III

                                INVESTMENT INTENT

          PURCHASER agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of WAGG. PURCHASER agrees, prior to any Transfer, to give written notice to WAGG expressing his desire to effect the Transfer and describing the proposed Transfer.

                                   ARTICLE IV

                                     CLOSING

          The closing of this transaction will occur when all of the documents and/or consideration described below have been delivered. Unless the closing of this transaction takes place on or before February 15, 1998, then either party may terminate this

Agreement. If this Agreement is terminated due to the failure of the Shareholders to provide the documents specified below, then all consideration paid by PURCHASER shall be returned to PURCHASER. If this Agreement is terminated by the Shareholders due to the failure of PURCHASER to provide the consideration specified below, then all amounts previously paid by PURCHASER will be forfeited to the Shareholders and PURCHASER will have no further liability to the Shareholders. As part of the closing, the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

     By the Shareholders:

     A. A certificate or certificates for 4,821,997 shares of WAGG's common stock, registered in the name of PURCHASER or its designees.

     B. A certificate for such additional shares of WAGG's common stock as PURCHASER may have elected to purchase in accordance with Article I of this Agreement if applicable.

     C. The resignation of all officers of WAGG.

     D. A Board of Directors resolution appointing PURCHASER's designees as directors of WAGG.

     E. The resignation of all the directors of WAGG, except PURCHASER's designees, dated subsequent to the resolution described in D. above.

     F. Certified financial statements of WAGG, which shall include a balance sheet dated as of January 31, 1998 and statements of operations, stockholders' equity and cash flows for the twelve month period then ended.

          The financial statements of WAGG shall be covered by a report of a certified public accountant. The accountant's report shall state that the accountant conducted his audit in accordance with generally accepted auditing standards, that his audit provided a reasonable basis for his opinion, and that in his opinion, the financial statements covered by the report present fairly, in all material respects, the financial position of WAGG as of January 31, 1998, and the results of its operations and its cash flows for the twelve months ended January 31, 1998, in conformity with generally accepted accounting principles. Such report will not be qualified or limited in any respect.

          The accountant reporting on such financial statements will submit proof to PURCHASER, on or before closing, that the accountant has a standard professional liability policy (which provides coverage for the audit report on WAGG's financial statements) with policy limits of at least $1,000,000 for each occurrence or claim.

     G. All of the business and corporate records of WAGG, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

     H. Such other minutes of WAGG's shareholders or directors as may reasonably be required by PURCHASER.

     By PURCHASER:

     A. A check in the amount of $21,500.00, representing the balance of the cash payment due for the 4,821,997 shares of WAGG's common stock.

     B. A check for any additional shares which PURCHASER elected to purchase in accordance with Article I of this Agreement if applicable.

     C. The amount of Twenty One Thousand, Five Hundred Dollars, ($21,500.00) will be paid at Closing and the sum of Twenty Five Thousand Dollars, ($25,000.00) payable of which One Thousand Dollars, ($1,000.00) shall be due and payable ninety days from the date of the closing and Two Thousand Dollars, ($2,000.00) to be paid before the tenth (10th) day of each month thereafter for a period of Twelve (12) months.

     D. Purchaser shall establish an escrow account acceptable to both parties wherein the shares purchased will be held and installment payments are to be deposited.

                                    ARTICLE V

                                    REMEDIES

          5.01 ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Rochester, New York in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

          5.02 TERMINATION. In addition to any other remedies, PURCHASER may on or before the closing date terminate this Agreement, without liability.

               (i) If any bonafide action or proceeding shall be pending against the Shareholders or WAGG on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the closing date to the acquisition of WAGG's securities by PURCHASER or to any other action required by or in connection with this Agreement;

               (ii) If at the Closing the Shareholders failed to do all things required to be completed pursuant to the terms of this agreement

               5.03 INDEMNIFICATION. The Parties, jointly and severally agree to indemnify the other against all actual losses, damages and expenses caused by
(i) any material breach of this Agreement or any material misrepresentation contained herein or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

                                   ARTICLE VI

                                  MISCELLANEOUS

               6.01 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

               6.02 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

               6.03 NON WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

               6.04 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

               6.05 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

               6.06 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               6.07 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

               The SHAREHOLDERS:

                                          c/o Morris Diamond
                                          Southward Investments
                                          2541 Monroe Ave. Suite 301
                                          Rochester, NY 14618

               PURCHASER

                                          Alternative Entertainment, Inc.
                                          Ralph Amato: President
                                          4275 Executive Square
                                          Suite 800
                                          La Jolla, Calif. 92037

               6.08 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

               6.9 EFFECT OF CLOSING. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the closing of this Agreement.

               6.10 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

               6.11 The Buyer hereby acknowledges that with the exception of those certificates to be issued to Buyer (or its nominee) hereunder and those to be retained by Sellers, no stock certificates have been issued to the other shareholders (a list of those entitled to same having been kept in book entry form). Buyer further acknowledges its obligation to prepare and issue certificates to the shareholders in the names and amounts appearing on the shareholders list to be given to Buyer at the Closing.

               AGREED AND ACCEPTED as of the date first above written.

                                    PURCHASER



                                    /s/ Ralph M. Amato
                                    -------------------------------
                                    Alternative Entertainment, Inc.

                                    Ralph Amato: President


                                    /s/ Morris Diamond
                                    -----------------------------------
                                    Livingston Realty
                                    Morris Diamond: President


                                    /s/ Shirley Diamond
                                    -----------------------------------
                                    Tramdot Development Corp
                                    Shirley Diamond: President


                                    /s/ Morris Diamond
                                    -----------------------------------
                                    Southward Investment
                                    Morris Diamond: C.O.O.


                                    /s/ Morris Diamond
                                    -----------------------------------
                                    Morris Diamond


                                    /s/ Shirley Diamond
                                    -----------------------------------
                                    Shirley Diamond


                                    /s/ Rose Merzel Lichtman
                                    -----------------------------------
                                    Rose Merzel Lichtman


                                    /s/ Martin Osber
                                    -----------------------------------
                                    Martin Osber